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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1993 Stock Plan (Nos. 33-75390, 33-87420, 333-44097, 333-92425 and 333-52370) and the Employee Stock Purchase Plan (Nos. 33-75392 and 333-18519) of Neurobiological Technologies, Inc. of our report dated August 10, 2001, with respect to the financial statements of Neurobiological Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2001.


                                          [LOGO] Ernst & Young LLP
Palo Alto, California
September 21, 2001